EXHIBIT 32.02

CERTIFICATION BY PRINCIPAL FINANCIAL OFFICER

I, Gabriel A. Morris, certify that (i) the Form 10Q for the quarter ended September 30, 2018 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2018 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

Date: November 14, 2018	CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
By: Campbell & Company, LP, General Partner

	By:	/s/ Gabriel A. Morris
Gabriel A. Morris
Managing Director, Operations and Finance